Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, David D. Clark, the Chief Financial Officer of Nutrisystem, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1)	The Company’s Form 10-Q Quarterly Report for the period ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2012	/S/ David D. Clark
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)